UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 27, 2017
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company’s Annual Meeting of Shareholders was held on April 27, 2017. The matters that were voted on at the meeting, and the final voting results as to each such matter, are set forth below.
1. The Company’s shareholders elected for one-year terms the following directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph S. Cantie	226,423,664	381,094	135,903	5,496,742
Kevin P. Clark	226,405,369	399,677	135,615	5,496,742
Gary L. Cowger	226,421,021	384,511	135,129	5,496,742
Nicholas M. Donofrio	226,423,158	382,271	135,232	5,496,742
Mark P. Frissora	225,521,957	1,283,852	134,852	5,496,742
Rajiv L. Gupta	225,649,076	1,156,991	134,594	5,496,742
Sean O. Mahoney	226,402,870	402,143	135,648	5,496,742
Timothy M. Manganello	225,807,727	999,280	133,654	5,496,742
Ana G. Pinczuk	226,379,468	190,866	370,327	5,496,742
Thomas W. Sidlik	226,398,062	405,659	136,940	5,496,742
Bernd Wiedemann	226,359,757	445,209	135,695	5,496,742
Lawrence A. Zimmerman	226,358,513	446,220	135,928	5,496,742

2. The Company's shareholders voted upon and approved the re-appointment of Ernst & Young LLP (“EY”) as the auditors of the Company, ratified the appointment of EY to serve as the Company's independent registered public accounting firm and authorized directors to determine the fees paid to EY.

For	Against	Abstain
230,690,870	1,538,151	208,382
There were no broker non-votes with respect to this proposal.

3. The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
220,126,327	6,378,473	435,486	5,497,117

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 28, 2017	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

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